Exhibit 23



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-67941) pertaining to the Pulaski Furniture Corporation 1996 Salaried Employees' Stock Purchase Plan of our report dated December 1, 1998, with respect to the consolidated financial statements and schedule of Pulaski Furniture Corporation included in the Annual Report (Form 10-K) for the year ended November 1, 1998.

/s/ Ernst & Young LLP
Ernst & Young LLP

Winston-Salem, North Carolina
January 22, 1999